NSAR ITEM 77O
October 1, 2002 - March 31, 2003
VK Insured Tax Free Income Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

   1           Triborough       JP Morgan    5,000       0.66       10/24/02
            Bridges & Tunnel
            Ser E

2           New York City,    Bear Stearns  11,090     1.49       11/01/02
            NY Ser C

3           Commonwealth of   Paine Webber   5,000     0.68       11/22/02
            Massachusetts

4           City of San Jose   Paine Webber   9,285    10.14      12/09/02
            Airport Revenue

5           New York TFA,   Merrill Lynch    5,000      0.83       2/13/03
Series 2003D

   6           Broward Cty      Bear Stearns	7,055	     3.37   2/13/03
               FL School COP
               Ser 2003

Underwriters for 1
JP Morgan
Bear, Stearns & Co. Inc.
Lehman Brothers
First Albany Corporation
Merrill Lynch & Co.
Morgan Stanley
Salomon Smith Barney
UBS PaineWebber Inc.
ABN AMRO Financial Services, Inc.
Advest, Inc./Lebanthal & Co.
CIBC World Markets
Commerce Capital Markets
Fahnestock & Co., Inc.
Jackson Securities
Quick & Reilly, Inc.
Ramirez & Co., Inc.
Raymond James & Associates
RBC Dain Rauscher Inc.
Roosevelt & Cross, Inc.
Siebert Brandford Shank & Co., LLC
Wachovia Bank, National Association

Underwriters for 2
Bear, Stearns & Co. Inc.
Morgan Stanley
UBS PaineWebber Inc.
Salomon Smith Barney
M.R. Beal & Company
First Albany Corporation
Goldman, Sachs & Co.
Lehman Brothers
Merrill Lynch & Co.
JP Morgan
Ramirez & Co., Inc.
Roosevelt & Cross Incorporated
Advest/Lebenthal
Apex Pryor Securities
CIBC World Markets
Commerce Capital Markets, Inc.
RBC Dain Rauscher Inc.
A.G. Edwards & Sons, Inc.
Jackson Securities Inc.
Janney Montgomery Scott LLC
Legg Mason Wood Walker, Incorporated
Loop Capital Markets, LLC
Popular Securities
Prager, McCarthy & Sealy, LLC
Prudential Securities
Raymond James & Associates, Inc.

Underwriters for 3
UBS PaineWebber Inc.
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
JP Morgan
Lehman Brothers
Salomon Smith Barney
Advest, Inc.
A.G. Edwards & Sons, Inc.
CIBC World Markets
Corby Capital Markets Inc.
Eastern Bank Capital Markets
Fahnestock & Co. Inc.
First Albany Corporation
Janney Montgomery Scott Inc.
Mellon Financial Markets, Inc.
Merrill Lynch & Co.
Morgan Stanley
Prudential Securities
Quick & Reilly, Inc.
Ramirez & Co., Inc.
Raymond James & Associates, Inc.
RBC Dain Rauscher Inc.
State Street Global Markets, LLC
Wachovia Bank, National Association

Underwriters for 4
UBS PaineWebber Inc.
Lehman Brothers
Morgan Stanley
Salomon Smith Barney

Underwriters for 5
Merrill Lynch & Co.
JP Morgan
Lehman Brothers
Morgan Stanley
Advest/Lebanthal
Bear, Stearns & Co. Inc.
RBC Dain Rauscher Inc.
First Albany Corporation
Goldman, Sachs & Co.
UBS PaineWebber Inc.
Ramirez & Co., Inc.
Salomon Smith Barney
CIBC World Markets
Commerce Capital Markets, Inc.
A.G. Edwards & Sons, Inc.
Jackson Securities Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets, LLC
Prudential Securities
Quick & Reilly
Raymond James & Associates, Inc.
Roosevelt & Cross Incorporated
Siebert Brandford Shank

Underwriters for 6
Bear, Stearns & Co. Inc.
Banc of America Securities LLC
Salomon Smith Barney
A.G. Edwards & Sons, Inc.
Apex Pryor Securities
Morgan Stanley
UBS PaineWebber Inc.